Exhibit (j)

Consents of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 17 to Registration Statement No. 811-21667 of the Investment Company Act of 1940 on Form N-1A of our report dated November 13, 2007 relating to the financial statements and financial highlights of Fidelity Central Investment Portfolios LLC, including Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidleity Health Care Central Fund, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund, appearing in the Annual Report on Form N-CSR of Fidelity Central Investment Portfolios LLC, for the year ended September 30, 2007 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

We consent to the incorporation by reference in this Amendment No. 17 to Registration Statement No. 811-21667 of the Investment Company Act of 1940 on Form N-1A of our reports each dated November 23, 2007 relating to the financial statements and financial highlights of Fidelity Central Investment Portfolios LLC, including Fidelity Floating Rate Central Fund and Fidelity High Income Central Fund I, appearing in the Annual Report on Form N-CSR of Fidelity Central Investment Portfolios LLC, for the year ended September 30, 2007 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP
Boston, Massachusetts
December 13, 2007